``UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 15, 2007

Home Federal Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Federal9;	000-50901	20-0945587
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho 83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
        CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
        CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2007, Home Federal Bancorp, Inc.'s (the "Company") financial institution subsidiary, Home Federal Bank (the "Bank") reached an agreement with Lynn A. Sander whereby Lynn A. Sander will transition from her current position as Executive Vice President of Consumer Banking to a new role as the Bank's Vice President and Community Relations/Development Manager. The transition period is anticipated to last through December 2007.

(c) Appointment of Certain Officers

On November 15, 2007, the Bank agreed on an offer of employment with Steven K. Eyre as Executive Vice President of Consumer Banking.

Mr. Eyre previously served as Market Executive, Business Banking, for Bank of America in upstate New York, and has more than 24 years of banking experience. From 1987 to 2006, he held several management positions with Key Bank in Salt Lake City and Albany, New York, including Regional Executive, Consumer Banking from 2003 to 2006 in Albany, New York. Mr. Eyre holds a Bachelor of Arts in Finance from the University of Utah and is a graduate of the Pacific Coast Banking School.

In connection with his employment, the Bank entered into an agreement with Mr. Eyre that sets forth certain understandings and arrangements with respect to the employment relationship of Mr. Eyre with the Bank. The agreement provides for an initial base salary of $125,000. Mr. Eyre also is eligible to participate in the Bank's year-end cash incentive plan, beginning October 1, 2007. The Bank's cash incentive plan provides for a percentage of base pay to be earned based upon the Bank's financial performance.

The agreement provides that Mr. Eyre is to be granted approximately 5,000 shares of the Company's restricted stock. Restricted stock awards vest over a five-year period with the first vesting date approximately one year from the date of employment. Mr. Eyre will also be granted approximately 25,000 non-qualified options to purchase the Company's common stock. The stock options vest over a five-year period with the first vesting date approximately one year from the date of employment and expire 10 years from the date of grant.

Mr. Eyre is also entitled to participate in the Bank's executive non-qualified deferred compensation plan and the executive automobile plan. Mr. Eyre is also entitled to participate in all of the Company's benefit plans that are generally available to all employees, including vacation, 401(k) profit sharing, Employee Stock Ownership Plan, medical and health, life, accident and disability.

In the event of involuntary termination without cause during the first year of employment, Mr. Eyre will be paid severance equal to one year's annual base salary.

There are no arrangements or understandings between Mr. Eyre and any other persons pursuant to which he was selected as an officer. Mr. Eyre is not a party to any transaction with the Company and the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

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A copy of the agreement entered into by the Bank with Mr. Eyre is attached hereto as Exhibit 10.13 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)          Exhibits

            10.13     Agreement with Steven K. Eyre, dated November 15, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: November 20, 2007	By: /s/Robert A. Schoelkoph
Robert A. Schoelkoph
Senior Vice President and
Chief Financial Officer

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Exhibit 10.13

Agreement with Steven K. Eyre, dated November 15, 2007

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November 20, 2007

Mr. Steven K. Eyre (Steven.Eyre@Yahoo.com)
24 Parkside Trail
Ballston Lake, NY 12019

Dear Steve:

On behalf of Home Federal Bank, I am very pleased to offer you the position of Executive Vice President / Chief Consumer Banking Officer.  The compensation and benefits of this position are described on the enclosed Offer of Employment.  Since Home Federal Bank is an "at will" employer, this document is not intended to constitute an employment contract, but rather to serve as an outline of the terms of the offer.

This offer of employment will expire seven days from the date of this letter, although additional time for consideration of the offer can be made available if you find it necessary.  If you wish to accept the offer, please sign the enclosed Offer of Employment and fax it to our Office of Human Resources along with the documents request below.  The dedicated fax number is 208-468-5177.

This offer is contingent upon the successful results of your background check, your pre-employment drug screening, and review of your consumer credit report.  In addition, on your first day of employment you will be required to show proof of your legal right to work in the United States as required by the Immigration and Naturalization Service.  Enclosed are a Home Federal Bank Employment Application and Credit Report Disclosure for you to complete, sign, and also fax to our Office of Human Resources with acceptance of this offer.  Additional information on drug screening will be provided to you after your acceptance of this offer.

I greatly look forward to having you join Home Federal Bank and become a member of our team.  Should you have any questions about this offer of employment at Home Federal Bank, please do not hesitate to contact me or Denis Trom, SVP/Director of Human Resources at 208-468-5140 or email him at dtrom@myhomefed.com.

Sincerely,

/s/Len W. Williams

Len E. Williams
President
Encls:   Offer of Employment
            Home Federal Bank Employment Application
            Credit Report Disclosure

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Offer of Employment

Steven K. Eyre

ExecutiveVice President / Chief Consumer Banking Officer

1.    Starting Salary: $125,000 annually (gross, before withholding)

2.    Official Title: Executive Vice President

3.    Functional Title: Chief Consumer Banking Officer

4.    Supervisor: Len Williams

5.    Start Date: To Be Determined

6.    Starting Work Location: Nampa Corporate Offices

7.    Job Status:Full-Time, Exempt

8.    Relocation Expenses:
A)	Home Federal Bank will reimburse you for the transporting of your primary residential household goods based on the middle of three moving bids, or Home Federal Bank will pay you the middle bid, gross amount, for you to move your own household goods.
B)	Home Federal Bank will reimburse you for temporary housing for up to sixty days (60) calendar days.

9.     Travel Allowance:  Home Federal Bank will reimburse you up to $1,200 (gross) for relocation expenses incurred for travel meals and accommodations.

10.   Stock Plans:
(1)	A Restricted Stock Plan will be established for you. The Plan will provide for approximately 5,000 shares of Home Federal Bancorp, Inc. restricted stock to be granted to you over a five-year vesting period (approximately 1,000 shares per year) with the first vesting date approximately one year from your start date.
(2)	In addition, a Non-qualified Option Plan will be established for you. The Plan will provide for approximately 25,000 options in Home Federal Bancorp, Inc. to be awarded to you over a five-year vesting period (approximately 5,000 options per year) with the first vesting date approximately one year from your start date.

11.     Executive Deferred Salary Continuation Agreement:  This executive agreement provides specific retirement benefits to the executive.
          Your normal retirement is calculated as a percentage of average compensation over the last three years of employment

12.     Auto Allowance:  A bank-owned automobile will be purchased for your use or you can opt for a $675. monthly personal automobile allowance.  In addition to the auto or allowance option, you will be reimbursed for monthly fuel receipts up to a maximum of $175.00 per month for travel within the local Treasure Valley market area.

13.     Severance Agreement: Within 60 days of your start date, Home Federal Bank will provide a one year severance agreement.  Following the successful completion of year of service, Home Federal will provide a two year severance agreement including change of control protection for you, and following the successful completion of two years of service, Home Federal will provide a three year severance agreement which will also include change of control protection.

14.    Vacation: Four weeks annually.  Accrual begins with employment and can be used after successful completion of 90-day orientation period.  A
          Personal Time Off Plan (PTO) is approved effective January 1, 2008.

15.    Sick Leave: Six days annually.  Accrual begins with employment and is available upon accrual.  A Personal Time Off Plan (PTO) is approved effective January 1, 2008.

16.     Health Insurance:  Home Federal sponsors an employee High Deductible Health Coverage plan through Regence Blue Shield.  Additional information will be given to you upon active employment. Coverage is effective after successful completion of 90-day introductory period.

17.     HRA/HSA:  Home Federal offers Health Reimbursement Accounts (HRA) and Health Savings Accounts (HSA) which are tax-free accounts where money is contributed by Home Federal to be used by the employee to pay for qualified current and future medical expenses.  Home
          Federal contributes to each employee's account the following amounts for the calendar year (prorated amount is deposited each pay period during insurance coverage) - $750 (individual insurance) or $1,500 (family insurance) to HSA accounts, and $300 (individual) or $600 (family)
          to HRA accounts. Additional information will be presented to you upon active employment.

18.     Flexible Spending Account:  Home Federal Bank provides for a pre-tax flexible spending account (Section 125) for the purpose of health expense or dependent care.

19.     Dental Insurance:  Home Federal Bank sponsors dental insurance through United Concordia (UCCI).  Individual or family plans are available.  Coverage is effective after successful completion of the 90-day introductory period.

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20.     Vision Insurance:  Home Federal Bank sponsors eye care insurance through the VSP network.  Individual or family plans are available.
           Coverage is effective after successful completion of the 90-day introductory period.
21.     Short Term/Long Term Disability:  Provided and paid for by Home Federal Bank to protect the employee against financial hardship in the
          event of permanent or partial disability.   Coverage effective after successful completion of the 90-day introductory period.
22.     Term Life Insurance: Base life and accidental death and dismemberment insurance is provided and paid for by Home Federal Bank in an amount equal to one times your annual salary up to a maximum of $50,000.  Additional life insurance for employee, spouse, and children is also available for purchase.  Coverage effective after successful completion of 90-day introductory period.
23.     401(k) Profit Sharing:  You will be eligible to participate on the first day of the month immediately following your date of employment.  An automatic 3% enrollment will be deducted for all employees, which may be changed by individual election.  To receive the employer match, you must have completed one year of service; then, Home Federal Bank will match the employee contributions at the rate of $.50 to $1.00 to a maximum of five percent of income.
24.     Employee Stock Ownership Plan (ESOP): An ESOP is a type of defined contribution benefit plan that buys and holds Home Federal
          Bancorp stock. You become a Participant as of October 1 or April 1 coincident with or next following the date you complete one hour of eligibility service, provided you are employed by Home Federal Bank on that date. Details will be provided in employee information sessions.
25.     Year-End Cash Incentive Plan:  Details of this incentive plan to be discussed at time of offer if not already communicated.
26.     Other Benefits:  Home Federal Bank provides other benefits to employees as they qualify through time in service.  These benefits include free checking and savings accounts as well as below market rate home and consumer loans.

I accept and acknowledge the offer of employment stated above.  I also understand that this does not create a promise or representation of continued employment or limit the company's freedom to terminate my employment at any time.

/s/Steven K. Eyre	November 15, 2007
Employee	Date

Please return one signed copy to the Office of Human Resources

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